Exhibit 99.2

ADMISSION TICKET

Please bring this ticket to the Special Meeting

Notice of Special Meeting of Shareholders

WESTAR ENERGY, INC.

To consider and adopt the Agreement and Plan of Merger, dated May 29, 2016, by and among Westar Energy, Inc., Great Plains Energy Incorporated and Merger Sub (as defined in the Agreement and Plan of Merger); to conduct a non-binding advisory vote on merger-related compensation arrangements for named executive officers; and to approve any motion to adjourn the special meeting, if necessary.

Monday, September 26, 2016

10:00 a.m. Central Daylight Saving Time

Heritage Hall Building at Kansas Expocentre

Located at the southeast corner of 17th Street and Western Avenue

Topeka, Kansas 66612

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Continental Stock Transfer and Trust Company by email at proxy@continentalstock.com.

Please Admit	Non-Transferable

▲ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. ▲

WESTAR ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2016.

Mark A. Ruelle, Anthony D. Somma and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Special Meeting of Shareholders to be held on September 26, 2016, or at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of common stock which the undersigned would be entitled to vote if personally present at said meeting. If no direction is given, the shares will be voted as recommended by the Board of Directors as indicated on the reverse side. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment or postponement thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees’ Savings Plan.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Joint Proxy Statement are available at: www.cstproxy.com/westarenergy/sm2016

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on September 25, 2016.

INTERNET/MOBILE –
Have your proxy card available when you access the website http://www.cstproxyvote.com and follow the simple instructions to record your vote.
PHONE –
Have your proxy card available when you call the Toll-Free number 866-894-0537 using a touch-tone telephone, and follow the simple instructions to record your vote.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL –
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  ▲

Westar Energy, Inc.			Proxy

All shares of common stock, including full and partial shares of common stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the board of directors.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.	To adopt the Agreement and Plan of Merger, dated May 29, 2016, by and among Westar Energy, Inc., Great Plains Energy Incorporated and Merger Sub (as defined in the Agreement and Plan of Merger).	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
2.	To conduct a non-binding advisory vote on merger-related compensation arrangements for named executive officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve any motion to adjourn the special meeting, if necessary.	☐	☐	☐

☐ I /We will attend the Special Meeting to be held in Topeka, Kansas.		COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.